Exhibit 10.2
LONG TERM REVOLVING NOTE

Note Date: April 8, 2009	$10,000,000.00
Maturity Date: April 8, 2014
FOR VALUE RECEIVED, CARDINAL ETHANOL, LLC, an Indiana limited liability company (“BORROWER”), promises to pay to the order of FIRST NATIONAL BANK OF OMAHA (“BANK”), at its prMcipal office or such other address as BANK or holder may designate from time to time, the principal sum of Ten Million and 00/100 Dollars ($10,000,000.00) or the amount shown on BANK’s records to be outstanding, plus interest (calculated on the basis of actual days elapsed in a 360-day year) accruing each day on the unpaid principal balance at the annual interest rates defined below. Absent manifest enor, BANK’s records shall be conclusive evidence of the principal and accrued interest owing hereunder.
This LONG TERM REVOLVING NOTE is executed pursuant to a Construction Loan Agreement between BORROWER and BANK dated as of December 19th, 2006, (the Construction Loan Agreement, together with all amendments, modifications and supplements thereto and all restatements and replacements thereof is called the “AGREEMENT”). All capitalized terms not otherwise defined in this note shall have the meanings provided in the AGREEMENT.
INTEREST ACCRUAL. Interest on the principal amount outstanding shall accrue until maturity based on the greater of (i) the one month LIBOR RATE plus 300 basis points or (ii) five percent (5%) as adjusted as provided for in the AGREEMENT, and at a rate equal to the one month LIBOR RATE plus 900 basis points from time to time after maturity, whether by acceleration or otherwise. Interest shall be calculated on the basis of a 360-day year, counting the actual number of days elapsed.
REVOLVING FEATURE. Subject to the MAXIMUM AVAILABILITY, BORROWER may reborrow, on a revolving basis, that principal amount repaid on this LONG TERM REVOLVING NOTE. Pursuant to this revolving loan feature BANK will lend BORROWER, from time to time until maturity of this LONG TERM REVOLVING NOTE such sums as BORROWER may request by reasonable same day notice to BANK, received by BANK not later than 11:00 A.M. on Friday, or the next BANKING DAY thereafter, each week but which shall not exceed in the aggregate principal amount at any one time outstanding, the MAXIMUM AVAILABILITY then applicable to this LONG TERM REVOLVING NOTE. BORROWER may borrow, repay and reborrow hereunder, from the date of this LONG TERM REVOLVING NOTE until the maturity of this LONG TERM REVOLVING NOTE, said amount or any lesser sum.
INCENTIVE PRICING. The interest rate applicable to this LONG TERM REVOLVING NOTE is subject to reduction after a date six months subsequent to CONSTRUCTION COMPLETION DATE, as provided for in Section 2.15 of the AGREEMENT.
REPAYMENT TERMS. Interest and principal shall be due and payable at the times, in the amounts and applied in the manner provided for in Section 2.5 of the AGREEMENT. Any remaining principal balance, plus any accrued but unpaid interest, shall be fully due and payable on the Maturity Date, if not sooner paid. On each REDUCTION DATE and EXCESS CASH FLOW REDUCTION DATE, BORROWER shall pay and apply to the then outstanding principal balance of this LONG TERM REVOLVING NOTE the amount necessary to reduce the outstanding principal balance of this LONG TERM REVOLVING NOTE so that it is within the MAXIMUM AVAILABILITY applicable on each such REDUCTION DATE and/or EXCESS CASH FLOW REDUCTION DATE.

PREPAYMENT. BORROWER may prepay this LONG TERM REVOLVING NOTE in full or in part at any time; provided, however, that any prepayment fees provided for in the AGREEMENT shall be due at the time of any such prepayment. No payment applied to this LONG TERM REVOLVING NOTE to bring the outstanding principal balance within the MAXIMUM AVAILABILITY shall be the cause of a payment to BANK for interest rate breakage fees or otherwise result in any prepayment fee.
ADDITIONAL TERMS AND CONDITIONS. This LONG TERM REVOLVING NOTE is executed pursuant to the AGREEMENT. The AGREEMENT, and any amendments or substitutions thereof or thereto, contains additional terms and conditions, including default and acceleration provisions, which are incorporated into this LONG TERM REVOLVING NOTE by reference.
The aggregate unpaid principal amount hereof plus interest shall become immediately due and payable without demand or further action on the part of BANK upon the occurrence of an EVENT OF DEFAULT as set forth under the AGREEMENT or any other LOAN DOCUMENT. If the maturity date of this LONG TERM REVOLVING NOTE is accelerated as a consequence of an EVENT OF DEFAULT, then BANK shall have all the rights and remedies provided for in the AGREEMENT, the other LOAN DOCUMENTS or otherwise available at law or in equity. The rights, powers, privileges, options and remedies of BANK provided in the AGREEMENT, the other LOAN DOCUMENTS or otherwise available at law or in equity shall be cumulative and concurrent, and may be pursued singly, successively or together at the sole discretion of BANK, and may be exercised as often as occasion therefor shall occur. No delay or discontinuance in the exercise of any right, power, privilege, option or remedy shall be deemed a waiver of such right, power, privilege, option or remedy, nor shall the exercise of any right, power, privilege, option or remedy be deemed an election of remedies or a waiver of any other right, power, privilege, option or remedy. Without limiting the generality of the foregoing, BANK’s waiver of an EVENT OF DEFAULT shall not constitute a waiver of acceleration in connection with any future EVENT OF DEFAULT. BANK may rescind any acceleration of this LONG TERM REVOLVING NOTE without in any way waiving or affecting any acceleration of this LONG TERM REVOLVING NOTE in the future as a consequence of an EVENT OF DEFAULT. BANK’s acceptance of partial payment or partial performance shall not in any way affect or rescind any acceleration of this LONG TERM REVOLVING NOTE made by BANK.

Unless prohibited by law, BORROWER will pay on demand all reasonable costs of collection, reasonable legal expenses and reasonable attorneys’ fees and costs incurred or paid by BANK in collecting and/or enforcing this LONG TERM REVOLVING NOTE. Furthermore, BANK reserves the right to offset without notice all funds held by BANK against debts owing to BANK by BORROWER.
WAIVER OF PRESENTMENT AND NOTICE OF DISHONOR. BORROWER and any other person who signs, guarantees or endorses this LONG TERM REVOLVING NOTE, to the extent allowed by law, hereby waives presentment, demand for payment, notice of dishonor, protest, and any notice relating to the acceleration of the maturity of this LONG TERM REVOLVING NOTE.
[SIGNATURE PAGE FOLLOWS]

Executed as of the Note Date first above written.

CARDINAL ETHANOL, LLC, an Indiana limited liability company

By	/s/ Troy Prescott

Its Chairman

STATE OF Indiana	)
	)	ss.
COUNTY OF Grant	)
Before me, a Notary Public in and for said County and State, personally appeared Troy Prescott, known to me to be the Chairman of Cardinal Ethanol, LLC, an Indiana limited liability company, and acknowledged the execution of the foregoing for and on behalf of such limited liability company.

/s/ Techia K. Brewer

Notary Public — Signature

Techia K. Brewer

Notary Public — Printed Name

Date: 4-8-2009
My commission expires:
12-27-2009
My County of Residence: Grant County, Indiana